Exhibit 10.1
SUNCOM WIRELESS HOLDINGS, INC.
STOCK AND INCENTIVE PLAN
(AS AMENDED AND RESTATED)
(Formerly, the Triton PCS Holdings, Inc. Stock and Incentive Plan)
1.	PURPOSE
     The purpose of this SunCom Wireless Holdings, Inc. Stock and Incentive Plan (as it may be amended from time to time, the “Plan”) is to provide a means through which SunCom Wireless Holdings, Inc., a Delaware corporation (“SunCom”) (formerly, Triton PCS Holdings, Inc. (“Triton”)), and SunCom’s subsidiaries (SunCom and its subsidiaries also being referred to herein collectively as the “Company” unless the context otherwise requires) may attract high caliber Associates to enter the employ or service of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, may acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ or service. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.
     This Plan is an amendment and restatement of the Triton PCS Holdings, Inc. Stock and Incentive Plan (as previously amended and restated effective as of February 26, 2004) and the Triton PCS Holdings, Inc. 1999 Stock and Incentive Plan (the “1999 Plan”). Unless the Committee determines otherwise, any awards issued under the Plan, the 1999 Plan or any predecessor plan or arrangement, including the terms and conditions of any letter agreement previously issued to any participant under any such plan or arrangement, shall continue in force and effect under the terms of the Plan as amended and restated herein.
2.	DEFINITIONS
     In addition to other terms defined herein, the following definitions shall be applicable throughout the Plan and shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”
     (a) “Associate” means any individual who (i) is in an employment relationship with SunCom or any parent or subsidiary corporation (as defined in Code Section 424) of SunCom, or (ii) is an independent contractor, consultant or advisor providing compensatory services to SunCom or any parent or subsidiary corporation.
     (b) “Award” means a Restricted Stock Award granted to Holders under the Plan.
     (c) “Award Agreement” means any written agreement, instrument or document evidencing the terms and conditions of an Award. Each Award Agreement shall be subject to the terms and conditions of the Plan.

     (d) “Board” means the Board of Directors of SunCom.
     (e) “Change of Control” means, except as may be otherwise required pursuant to Code Section 409A or as otherwise provided under any Award, any transaction or event, or series of transactions or events, whether voluntary or involuntary, that results in, or as a consequence of which, any of the following events shall occur: (i) any person (as defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) shall acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 of the 1934 Act) of more than 50% of the voting stock of SunCom, (ii) any sale of all or substantially all of the assets of SunCom, or (iii) a proxy contest for the election of directors of SunCom results in the individuals constituting the Board immediately prior to the initiation of such proxy contest ceasing to constitute a majority of the Board upon conclusion of such proxy contest.
     (f) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any rules, regulations or other guidance issued under such section.
     (g) “Committee” means the Compensation Committee of the Board or, if no such committee shall exist, any members of the Board who are selected by the Board to administer the Plan in accordance with Section 4.
     (h) “Common Stock” means the Class A Common Stock of SunCom or, in the event of an adjustment pursuant to Section 8(a), then such stock as shall have been awarded or substituted pursuant to such adjustment.
     (i) “Company” has the meaning set forth in Section 1.
     (j) “Deferred Shares” means shares of Common Stock (and dividends, if any, thereon) subject to a Restricted Stock Award, the receipt of which shares (and dividends) is deferred in accordance with Section 7(e) herein.
     (k) “Eligible Holder” means a Holder eligible to defer receipt of shares of Common Stock subject to a Restricted Stock Award in accordance with Section 7(e) herein.
     (l) “Fair Market Value” means the market price of the Common Stock, determined by such methods or procedures as shall be established by the Committee from time to time; provided that (i) in the event no such procedure has been established, the Fair Market Value shall be the closing price on the national securities exchange or market on which the Common Stock is traded on the date Fair Market Value is being determined, or if there are no transactions on that date, then the closing price for the preceding date upon which any such transactions occurred; and (ii) to the extent, if any, required by Code Section 409A, Fair Market Value shall be determined in accordance with Section 409A. Whenever possible, the determination of Fair Market Value by the Committee shall be based on prices reported in the Eastern Edition of the Wall Street Journal. Such determination shall be conclusive and binding on all persons.
     (m) “Holder” means an Associate who has been granted an Award.

     (n) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereby.
     (o) “Nonqualified Plan” means the SunCom Wireless Holdings, Inc. Nonqualified Deferred Compensation Plan, as it may be amended, and/or any other applicable nonqualified deferred compensation plan of the Company designated by the Company as being treated as a nonqualified deferred compensation plan for purposes of the Plan.
     (p) “Plan” has the meaning set forth in Section 1.
     (q) “Restricted Stock Award” means an Award granted under the Plan.
     (r) “Restriction Period” means the period of time during which a Restricted Stock Award is subject to restrictions on transfer and forfeiture, as determined by the Committee in its sole discretion.
     (s) “Rule 16b-3” means Securities and Exchange Commission Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or similar function.
     (t) “SunCom” means, as defined in Section 1, SunCom Wireless Holdings, Inc., a Delaware corporation, and includes references to Triton PCS Holdings, Inc. (as defined in Section 1, "Triton”), the former corporate name of SunCom.
3.	EFFECTIVE DATE AND DURATION
     This Plan as amended and restated became effective as of February 26, 2004, following adoption by the Board and approval by the stockholders of SunCom. The Plan shall be further amended and restated effective as of May 3, 2006, subject to approval of the amendment and restatement of the Plan by the stockholders of SunCom. No Awards shall be issued under this Plan after February 26, 2014 or upon the earlier termination of the Plan by the Board. Except as otherwise provided in Section 9 herein, the Plan shall remain in effect until all restrictions imposed upon Restricted Stock Awards have been eliminated or such Awards have been forfeited.
4.	ADMINISTRATION
     (a) Composition of Committee. This Plan shall be administered by the Committee. Unless otherwise determined by the Board, the Committee shall include two or more members of the Board, each of whom is, to the extent provided herein, both an “outside director,” within the meaning of Code Section 162(m), and a “non-employee director” within the meaning of Rule 16b-3. To the extent that actions of the Committee are intended to satisfy the requirements of Rule 16b-3, actions of the Committee shall be considered effective provided such actions receive the prior approval of the Committee when comprised solely by two or more members, each of whom is a “non-employee director” within the meaning of such Rule 16b-3, or such action is otherwise taken in accordance with Rule 16b-3. To the extent that actions of the Committee are intended to satisfy the requirements of Code Section 162(m), actions of the Committee shall be considered effective provided such actions are approved solely by two or more members of the Committee, each of whom is an “outside director” within the meaning of such Code Section 162(m), or such action is otherwise taken in accordance with Code Section 162(m). References to the “Committee” include the Board if it is acting in an administrative capacity with respect to the Plan.
     (b) Powers. Except as may be otherwise provided by the Board, and subject to the express provisions of the Plan, the Committee shall have authority, in its sole discretion, to take the following actions:
     (i) to select and designate Holders;
     (ii) to determine the number of Awards to be granted, the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture or vesting of an Award, and waivers or accelerations (subject to any restrictions imposed under Code Section 409A) thereof, based in each case or such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;
     (iii) to determine whether, to what extent, and under what circumstances an Award may be settled or cancelled, forfeited or surrendered;
     (iv) to prescribe the form of each Award Agreement, which need not be identical for each Holder;
     (v) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;
     (vi) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder;
     (vii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan;
     (viii) to determine in an Award Agreement that a Holder’s rights, payments and/or benefits with respect to an Award (including any shares issued or issuable and/or cash paid or payable with respect to an Award) shall be subject to offset, reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award (such events to include termination of employment for cause, violation of policies of the Company, breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants that may apply to the Holder, violations of laws, or other conduct by the Holder that is determined by the Committee to be detrimental to the business or reputation of the Company); and
     (ix) to establish terms and conditions of Awards (including the establishment of subplans) as the Committee determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States.

     (c) Manner of Exercise of Committee Authority. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective Associates, their present and potential contribution to the Company’s success, and such other factors as the Committee shall deem relevant. Subject to any requirements imposed by applicable law, the Committee may delegate to officers of the Company the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, except for grants of Awards to (i) “covered employees”, under Code Section 162(m) (to the extent, if any, that the Company intends to comply with the provisions of Code Section 162(m)) and (ii) individuals subject to Section 16 of the 1934 Act. In addition to action by meeting in accordance with applicable laws, any action of the Board or the Committee with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. The determinations of the Committee on the matters referred to in this Section 4 shall be conclusive.
     (d) Limitation of Liability. To the extent permitted by applicable law, each member of the Board or Committee shall be entitled, in good faith, to rely or act upon any report or other information furnished to him by any officer or other employee of the Company, the Company’s independent certified public accountants, legal counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Board or Committee, nor any officer or employee of the Company acting on behalf of the Board or Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or Committee and any officer or employee of the Company acting on its or their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.
5.	SHARES OF STOCK SUBJECT TO THE PLAN; AWARD LIMITATIONS
     The Committee may from time to time grant Awards to one or more Associates determined by it to be eligible for participation in the Plan in accordance with the provisions of Section 6. Subject to adjustments as provided in Section 8, the total number of shares of Common Stock available for issuance under the Plan shall be 7,954,495 shares. Shares of Common Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. Notwithstanding the foregoing, to the extent that an Award lapses, the rights of its Holder terminate, an Award is paid in cash or is settled in a manner such that all or some of the shares of Common Stock covered by the Award are not issued, any shares of Common Stock subject to such Award shall again be available for the grant of an Award.
6.	ELIGIBILITY
     Awards may be granted only to individuals who, at the time of grant, are Associates. Awards may not be granted to any individual who immediately after such grant would become an owner, directly or indirectly, of more than 10% of the total combined voting power of all classes of capital stock of SunCom. An Award may be granted on more than one occasion to the same individual.

7.	TERMS OF RESTRICTED STOCK AWARDS
     (a) Forfeiture Restrictions to be Established by the Committee. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). An award may provide for immediate vesting. The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and, without limiting the generality of the foregoing, the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Committee; (ii) the Holder’s continued employment with or service to the Company for a certain period of time; (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company during the performance period. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.
     (b) Other Terms and Conditions. Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be represented by one or more stock certificates registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends during the Restriction Period, to vote the shares of Common Stock subject thereto, and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate(s) representing unvested shares of Common Stock (and, unless the Committee determines otherwise or as otherwise required by applicable law, distribution of dividends, if any, declared on unvested shares of Common Stock) unless and until the Restriction Period with respect to such shares shall have expired and the Forfeiture Restrictions shall have lapsed (in which case delivery of such shares and distribution of such dividends shall be made as soon as practicable and otherwise in accordance with the terms of the Plan and Award Agreement), (ii) the Company shall (or shall designate an agent or representative to) retain custody of the stock certificate(s) during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award and the underlying shares subject to the Award. At the time of grant of an Award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including rules pertaining to the termination of employment or service (by retirement, disability, death, or otherwise) or as a Holder prior to expiration of the Restriction Period. Such additional terms, conditions, or restrictions shall be set forth in an Award Agreement made in conjunction with the Restricted Stock Award. Such Award Agreement may in the Committee’s discretion also include provisions relating to (among other things) (i) subject to the provisions hereof permitting accelerated vesting on a Change of Control, vesting of Awards, (ii) tax matters (including provisions (x) covering any applicable Associate wage or other withholding requirement, or (y) requiring additional “gross-up” payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a Change of Control payment resulting from the operation of the Plan or of such Award Agreement, and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine.

     (c) Payment for Restricted Stock. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by applicable law or the Committee.
     (d) Agreements. At the time any Award is made under this Section 7, the Company and the Holder shall enter into an Award Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Award Agreements need not be identical.
     (e) Deferral of Receipt. Notwithstanding anything to the contrary in this Plan or an Award Agreement, a Holder designated on the payroll of the Company as Senior Vice President or above (an “Eligible Holder”) may elect to defer the receipt of all (or, with respect to deferrals made before May 3, 2006, all or a portion) of the shares of Common Stock (and dividends, if any, thereon) subject to a Restricted Stock Award (such shares and dividends thereon as to which receipt is deferred being referred to herein as “Deferred Shares”). The terms of deferral of any such Deferred Shares, including the terms of any elections (or subsequent elections) relating to such deferrals and the terms applicable to distribution of such Deferred Shares, shall be subject to and in accordance with the terms of the Nonqualified Plan, the terms of which are, to the extent necessary or appropriate, incorporated by reference herein. Any election to defer the receipt of shares of Common Stock may be limited as necessary to satisfy applicable employment taxes or withholding requirements under applicable law. The eventual payment of the Deferred Shares of Common Stock shall not be secured in any way and shall be a general obligation of the Company. The Committee may hold the Deferred Shares in a grantor trust established by the Company for purposes of meeting its obligations with respect to this Plan or the Nonqualified Plan. Any Deferred Shares deferred pursuant to this Section 7(e) shall be credited for the benefit of any Eligible Holder pursuant to the terms of the Nonqualified Plan. During the deferral period, the Deferred Shares of Common Stock shall not be available for issuance for purposes of Section 5 of the Plan.
     (f) Effect of Termination of Employment or Service; Forfeiture of Awards. Unless the Committee determines otherwise (and subject to any requirements imposed by Code Section 409A), if the employment or service of a Holder terminates for any reason and all or any part of an Award has not vested or been earned pursuant to the terms of the Plan and the Award Agreement, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination of employment or service and the Holder shall have no further rights with respect to the Award or any shares of Common Stock or other benefit related to the Award.
8.	ANTI-DILUTION; CHANGE OF CONTROL
     (a) Anti-Dilution. Subject to any required action by SunCom’s stockholders, upon the occurrence of any event that affects the Common Stock in such a way that an adjustment of outstanding Awards is appropriate in order to prevent the dilution or enlargement of rights under the Awards (including any extraordinary dividend or other distribution (whether in cash or in kind), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event), the Committee shall make appropriate equitable adjustments, which may include adjustments to any or all of the number and kind of shares of stock (or other securities) that may thereafter be issued in connection with such outstanding Awards and shall also make appropriate equitable adjustments to the number and kind of shares of stock (or other securities) authorized by or to be granted under the

Plan. Further, the Committee, in its sole discretion, may make appropriate equitable adjustments, including those described in the immediately preceding sentence, in any other circumstances under which the Committee deems such adjustments to be desirable.
     (b) Change of Control. In the event of a Change of Control, the Committee, in its discretion, may (subject to any requirements imposed by Code Section 409A) determine that any, all or none of the outstanding Awards shall immediately vest. The Committee, in its discretion may also determine (subject to any restrictions that may be imposed by the Committee or any restrictions imposed under Code Section 409A) that upon the occurrence of a Change of Control, any, all or none of the Awards outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and upon any such termination such Holder shall receive, with respect to each share of Common Stock subject to such Award, cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change of Control or (y) the value of the consideration to be received in connection with such Change of Control for one share of Common Stock over (ii) the purchase price per share, if applicable, of shares of Common Stock set forth in such Award. The provisions contained in the preceding sentence shall be inapplicable to an Award granted within six months before the occurrence of a Change of Control if the Holder of such Award is subject to the reporting requirements of Section 16(a) of the 1934 Act, if applicable. If the consideration offered to stockholders of SunCom in any transaction described in this Section 8 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash. The provisions contained in this Section 8 shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.
9.	AMENDMENT AND TERMINATION
     Unless determined otherwise by the Board, the Committee may amend the Plan and any Award (and its related Award Agreement) at any time, except as otherwise specifically provided in such Award Agreement; provided that (a) no change in any Award theretofore granted may (except as may be otherwise provided in Section 10(h)) be made that would impair the rights of the Holder of any Award under the Plan without the consent of such Holder; and (b) the Committee may not, without approval of the stockholders of SunCom, amend the Plan to (i) increase the maximum aggregate number of shares of Common Stock that may be issued under the Plan, (ii) change the class of individuals eligible to receive Awards under the Plan, or (iii) make any other amendment to the Plan if stockholder approval is required under applicable law, rule or regulation. Subject to Section 3, the Board, in its discretion (and except as may be otherwise required under Code Section 409A) may suspend or terminate the Plan at any time.
10.	MISCELLANEOUS
     (a) No Right to an Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an Associate any right to an Award except as may be evidenced by a written instrument from the Company reflecting a grant by the Company of an Award and setting forth the terms and conditions thereof. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

     (b) No Employment or Service Rights Conferred. Nothing contained in the Plan shall confer upon any Associate any right with respect to continuation of employment with or service to the Company or interfere in any way with the right of the Company to terminate his or her employment or service at any time (subject to the terms of any written employment agreement, consulting agreement or similar agreement with such Associate).
     (c) Other Laws; Withholding. The Company shall not be obligated to issue any shares of Common Stock or provide any other benefit until there has been compliance with such laws and regulations as the Company may deem applicable. Fractional shares of Common Stock may be awarded. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations and may establish procedures (which may, in the Committee’s discretion, include share withholding procedures) to satisfy such obligations.
     (d) Severability. Any provision of the Plan prohibited by the law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.
     (e) No Restriction on Corporate Action. Except as expressly set forth in Section 9, nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action that is deemed by the Company to be appropriate or in its best interests, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Associate, beneficiary, or other individual shall have any claim against the Company as a result of any such action.
     (f) Restrictions on Transfer. An Award shall not be transferable or assignable otherwise than (i) by will or the laws of descent and distribution, or (ii) with the consent of the Committee.
     (g) Governing Law. This Plan shall be construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws, and in accordance with applicable general laws of the United States.
     (h) Unilateral Authority of Committee to Modify Plan and Awards: Notwithstanding the provisions of Section 9 herein, if an Award Agreement so provides, the Committee shall have unilateral authority to amend the Plan, any Award and any Award Agreement (without the consent of the Holder and without stockholder approval, unless such stockholder approval is required by applicable law, rule or regulation) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules or regulations (including Code Section 409A).
     (i) Compliance With Code Section 409A: Notwithstanding any other provision in the Plan or an Award to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any Award granted under the Plan, it is the general intention of the Company that the Plan and all such Awards shall, to the extent practicable, comply with Code Section 409A, and the Plan and any such Award shall, to the extent practicable, be construed in accordance therewith. Deferrals of shares other than Deferred Shares issuable under the Plan in a manner that would cause Code Section 409A to apply to such shares shall not be permitted unless such deferrals are in compliance with Code Section 409A. Deferrals of Deferred Shares shall be made in accordance with Section 7(e) of the Plan and the Nonqualified Plan. Without in any way limiting the effect of the foregoing, in the event that Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any Award, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or Award, as applicable. Further, in the event that the Plan or any Award shall be deemed not to comply with Code Section 409A, then neither the Company, the Board, the Committee, nor its or their officers, employees, designees or agents shall be liable to any Holder or other person for actions, decisions or determinations made in good faith.
     IN WITNESS WHEREOF, this SunCom Wireless Holdings, Inc. Stock and Incentive Plan, as amended and restated effective as of May 3, 2006, is, by the authority of the Compensation Committee of the Board of Directors of SunCom, pursuant to the delegation of authority by the Board of Directors of SunCom, executed in behalf of the Company, effective as of the 3rd day of May, 2006.

SUNCOM WIRELESS HOLDINGS, INC.

By:	/s/ Michael E. Kalogris

Name:	Michael E. Kalogris
Title:	Chief Executive Officer
ATTEST:

/s/ Charles Kallenbach

Charles Kallenbach
Secretary